    As filed with the Securities and Exchange Commission on November 3, 1998

                                                  Registration No. 333 - _______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          --------------------------

                       ROBERTS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)


            New Jersey                                     22-2429994
   (State or Other Jurisdiction                         (I.R.S. Employer
 of Incorporation or Organization)                     Identification No.)


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                          --------------------------

         ROBERTS PHARMACEUTICAL CORPORATION 1996 EQUITY INCENTIVE PLAN ROBERTS PHARMACEUTICAL CORPORATION EMPLOYEES SAVINGS AND PROTECTION PLAN
                           (Full Title of the Plans)

                          --------------------------

                               JOHN T. SPITZNAGEL
                     President and Chief Executive Officer
                       Roberts Pharmaceutical Corporation
                               Meridian Center II
                             4  Industrial Way West
                          Eatontown, New Jersey 07724
                                 (732) 676-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                          --------------------------

                                   Copies to:
                              JOHN A. AIELLO, ESQ.
                          Giordano, Halleran & Ciesla
                           A Professional Corporation
                                  P.O. Box 190
                               125 Half Mile Road
                          Middletown, New Jersey 07748

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed                 Proposed maximum
Title of securities to be                 Amount to be           maximum offering         aggregate offering    Amount of
registered                                registered (3)(4)      price per share (5)      price (5)             registration fee
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock,                             1,500,000                  $ 21.94            $ 32,910,000                $  9,148.98
  $.01 par value (1)
---------------------------------------------------------------------------------------------------------------------------------

  Options to purchase                       1,500,000                    ----                    ----                   ----
  Common Stock (1)
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock,                               500,000                  $ 21.94            $ 10,970,000                $  3,049.66
  $.01 par value (2)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                                                                                                $ 12,198.64
                                                                                                                  ===============

(1) Under the Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan (the "Equity Incentive Plan").

(2) Under the Roberts Pharmaceutical Corporation Employees Savings and Protection Plan (the "401(k) Plan").

(3) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the Equity Incentive Plan become operative upon the occurrence of certain corporate transactions or events including, without limitation, a stock dividend or stock split.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. Pursuant to Rule 457 (h) (2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low sale prices for a share of Roberts Pharmaceutical Corporation Common Stock as reported on the American Stock Exchange on October 28, 1998.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 AND 2.

     The documents containing the information about the Roberts Pharmaceutical 1996 Equity Incentive Plan (the "Equity Incentive Plan") and the Roberts Pharmaceutical Corporation Employees Savings and Protection Plan (the "401(k) Plan") required by Part I of Form S-8 have been or will be sent or given to the participants in each such plan as specified by Rule 428 (b) (1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     Certain information included in the Section 10(a) Prospectus and other Company filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ----------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (b) From the date of filing of such documents, all other reports filed by the Company and the 401(k) Plan, where applicable, with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997, including, without limitation, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1998.

     (c) The description of the Company's Common Stock contained in Amendment No. 2 to the Company's Registration Statement on Form S-3 as filed with the Commission on September 27, 1993, including any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by the Company and the 401(k) Plan, where applicable, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of the filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.
           --------------------------
     Not applicable.

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.
           --------------------------------------
     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           ------------------------------------------

     The following summary describes the relevant terms and conditions with respect to the indemnification of a corporate agent of the Company (the "Corporate Agent"), including, without limitation, any person who is or was a director, officer, employee or agent of the Company, pursuant to Article VI of the Company's By-Laws (the "By-Laws") and Section 14A:3-5 of the New Jersey Business Corporation Act (the "Corporation Act").

     The Company shall indemnify a Corporate Agent against the Corporate Agent's expenses and liabilities in connection with any proceeding involving the Corporate Agent by reason of being or having been a Corporate Agent of the Company, other than a proceeding by or in the right of the Company, if (a) such Corporate Agent acted in good faith and in a manner that the Corporate Agent reasonably believed to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe that such conduct was unlawful.

     In a proceeding by or in the right of the Company, a Corporate Agent shall be indemnified by the Company for any expenses and liabilities incurred if the Corporate Agent acted in good faith and in a manner that the Corporate Agent reasonably believed to be in or not opposed to the best interests of the Company. However, if the Corporate Agent is adjudged to be liable to the Company, there shall be no indemnification of the Corporate Agent's expenses and liabilities unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding is brought, shall determine upon application that such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses and liabilities.

     Unless ordered by a court, the Company will indemnify a Corporate Agent against expenses and liabilities only as authorized in a specific case upon a determination by (a) a majority vote of a quorum of the Board of Directors of the Company or a committee thereof, consisting of directors who were not parties to or otherwise involved in the proceedings, or (b) by independent legal counsel, or (c) by the shareholders of the Company, that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth above.

     No indemnification shall be made by the Company to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that the Corporate Agent's acts or omissions (a) were in breach of the Corporate Agent's duty of loyalty to the Company or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

     The Company shall indemnify a Corporate Agent against expenses if the Corporate Agent is successful on the merits or otherwise in any proceeding involving the Corporate Agent by reason of being or having been a Corporate Agent of the Company.

     The Company may pay the expenses incurred by a Corporate Agent in connection with a proceeding in advance of the final disposition of the proceeding as authorized by the Company's Board of Directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount if it is ultimately determined that the Corporate Agent is not entitled to such indemnification.

     The Company may purchase and maintain insurance on behalf of any Corporate Agent against any such expenses and liabilities.

     If upon application for indemnification by a Corporate Agent the Company refuses to provide indemnification or advance payment of expenses to the Corporate Agent as required or permitted under the By-Laws, the Corporate Agent may apply to a court for an award of such indemnification and the payment in advance of such expenses by the Company.

     The indemnification and advancement of expenses provided pursuant to
Article VI of the Company's By-Laws shall not exclude any other rights to which a Corporate Agent may be entitled under or pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), other articles of the By-Laws, an agreement, vote of shareholders, the Corporation Act or otherwise.

     With respect to provisions included in the Company's Certificate of Incorporation limiting the liability of officers and directors of the Company,
Article 7.01 of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages as a result of a breach of any duty owed to the Company or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
           ------------------------------------
     Not applicable.

ITEM 8.    EXHIBITS.
           ---------

      EXHIBIT NUMBER                            DESCRIPTION
-------------------------  -----------------------------------------------------
            5.             Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
           23.01           Consent of PricewaterhouseCoopers L.L.P.
           23.02           Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).
           24.             Power of attorney (filed with signature pages).

     The Company has submitted the 401(k) Plan to the Internal Revenue Service ("IRS") and has received from the IRS a determination that the 401(k) Plan is qualified under Section 401 of the Internal Revenue Code (the "Code"), and the Company hereby undertakes to submit any amendment to the 401(k) Plan to the IRS in a timely manner and to make all changes, if any, required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Code.

ITEM 9.    UNDERTAKINGS.
           -------------
     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of the 401(k) Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Eatontown, State of New Jersey, on the 3rd day of November 1998.

                             ROBERTS PHARMACEUTICAL CORPORATION
                                  (Registrant)

                             By: /s/  John T. Spitznagel
                                 -----------------------
                                 John T. Spitznagel
                                 President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Spitznagel his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                   TITLE                              DATE
/s/ John T. Spitznagel                 President, Chief Executive Officer and       Novmeber 3, 1998
-------------------------------------  Director (Principal Executive Officer)
John T. Spitznagel

/s/ Peter M. Rogalin                   Vice President, Treasurer, Chief Financial   November 3, 1998
-------------------------------------  Officer and Director (Principal Financial
Peter M. Rogalin                       and Accounting Officer)


/s/ Robert A. Vukovich                 Director                                     November 3, 1998
-------------------------------------
Robert A. Vukovich, Ph.D.

/s/ Robert W. Loy                      Director                                     November 3, 1998
-------------------------------------
Robert W. Loy

/s/ Digby W. Barrios                   Director                                     November 3, 1998
-------------------------------------
Digby W. Barrios

              SIGNATURE                                   TITLE                              DATE
/s/ Zola P. Horovitz                   Director                                      November 3, 1998
-------------------------------------
Zola P. Horovitz, Ph.D.

/s/ Joseph N. Noonburg                 Director                                      November 3, 1998
-------------------------------------
Joseph N. Noonburg

/s/ Marilyn Lloyd                      Director                                      November 3, 1998
-------------------------------------
Marilyn Lloyd

/s/ Joseph Smith                       Director                                      November 3, 1998
-------------------------------------
Joseph Smith

                                 EXHIBIT INDEX


         EXHIBIT
          NUMBER                                 DESCRIPTION
--------------------------  ----------------------------------------------------
          5.                Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
         23.01              Consent of PricewaterhouseCoopers L.L.P.
         23.02              Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).
         24.                Power of attorney (filed with signature pages).
